EXHIBIT 5.2
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                                                         Miller Nash LLP
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DAVID C. CULPEPPER
Admitted in Oregon
culpepper@millernash.com
(503) 205-2513 direct line
(503) 205-8527 direct fax

                                January 17, 2001

Willamette Industries, Inc.
1300 S.W. Fifth Avenue
Suite 3800
Portland, Oregon  97201


    Subject:  Registration Statement on Form S-8 Relating to Stock Purchase Plan

Ladies and Gentlemen:

            You have requested our opinion with respect to the Willamette Industries Stock Purchase Plan (the "Plan") in connection with a Registration Statement on Form S-8 for the Plan (the "Registration Statement") to be filed with the Securities and Exchange Commission.

            We have reviewed:

            1. The favorable determination letter issued by the Internal Revenue Service dated August 21, 1996 (the "Determination Letter"), with respect to the Plan (as amended and restated on January 18, 1990, effective as of December 31, 1989, and as further amended through September 1996 by First, Second, Third, and Fourth Amendments) (the "1996 Version");

            2. The Plan as amended and restated effective December 31, 1997 (and adopted December 17, 1997) (the "1997 Restatement");

            3. The First Amendment to the Plan, as amended and restated, adopted July 26, 2000, effective as of December 31, 1997 (the "First Amendment");

            4. The Second Amendment to the Plan, as amended and restated, adopted December 11, 2000, effective as of December 31, 1997 (the "Second Amendment"); and

            5. The Third Amendment to the Plan, as amended and restated, adopted December 21, 2000, effective as of December 31, 1997 (the "Third Amendment," and, together with the First and Second Amendments, the "Amendments").

            The 1997 Restatement and the Amendments are the only amendments that have been made with respect to the Plan since the 1996 Version of the Plan for which the Determination Letter was issued.

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Willamette Industries, Inc.           - 2 -                     January 17, 2001


            In our opinion, the revisions to the 1996 Version made by the 1997 Restatement and the Amendments do not adversely affect the favorable determination with respect to the qualification of the Plan set forth in the Determination Letter.

            We consent to the use of this opinion in the Registration Statement and in any amendments to the Registration Statement. By giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                    Very truly yours,

                                    MILLER NASH LLP

                                    By /s/ David C. Culpepper